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                                                                      EXHIBIT 11
                           GFC FINANCIAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in Thousands, except per share data)


                                                Three Months Ended                Twelve Months Ended
                                                     March 31,                        December 31,
                                         --------------------------------------------------------------------
                                               1994             1993             1993              1992
                                         --------------------------------------------------------------------
 Primary and Fully Diluted:
  Net income                              $       11,389   $        9,883   $        37,347   $       48,957
  Preferred dividends                                                 563             1,306            1,772
                                          --------------   --------------   ---------------   --------------
  Earnings available to
   common shareholders                    $       11,389   $        9,320   $        36,041   $       47,185
                                          ==============   ==============   ===============   ==============
 Average common shares
  outstanding before common
  equivalents                                 20,084,000       20,211,000        20,090,000       20,300,000
 Common equivalent stock options                 278,000          287,000           242,000          164,000
                                          --------------   --------------   ---------------   --------------
 Average outstanding common
  and equivalent shares                       20,362,000       20,498,000        20,332,000       20,464,000
                                          ==============   ==============   ===============   ==============
 Earnings per common and
  equivalent share                        $         0.56   $         0.45   $          1.77   $         2.31
                                          ==============   ==============   ===============   ==============
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